CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated July 23, 2008, accompanying the financial statements of Insured Municipals Income Trust, Series 465, New Jersey Insured Municipals Income Trust, Series 138 and Pennsylvania Insured Municipals Income Trust, Series 275 (included in Van Kampen Focus Portfolios, Municipal Series
432) as of March 31, 2008, and for each of the three years in the period then ended and the financial highlights for the period from April 22, 2003 (date of deposit) through March 31, 2004 and for each of the four years in the period ended March 31, 2008, contained in this Post-Effective Amendment No. 5 to Form S-6 (File No. 333-103971) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
July 23, 2008